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                                                                   EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements
No. 2-89801, No. 33-28490, No. 33-33693, No. 33-60787, No. 33-65656,
No. 333-48247, No. 333-39811, No. 333-58833 and No. 333-82205 on Form S-8,
and No. 333-07851 on Form S-3 of Williams-Sonoma, Inc. of our reports dated March 24, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended January 30, 2000.




/s/ Deloitte & Touche LLP

San Francisco, California
April 26, 2000